    As filed with the Securities and Exchange Commission on November 26, 2002
                                                      Registration No. 333-12090

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            PARTHUS TECHNOLOGIES PLC
             (Exact Name of Registrant as Specified in Its Charter)

           Republic of Ireland                          Not Applicable
  (State or Other Jurisdiction of Incorporation         (I.R.S. Employer
   or Organization)                                     Identification No.)

                        32/34 Harcourt Street, Dublin 2,
                               Republic of Ireland
                    (Address of Principal Executive Offices)

                             1998 Share Option Plan
                             2000 Share Option Plan
                        2000 Employee Share Purchase Plan
                            (Full Title of the Plans)

                                 William McLean
                          2033 Gateway Place, Suite 150
                               San Jose, CA 95110
                     (Name and Address of Agent For Service)
                                 (408) 514-2900
          (Telephone Number, Including Area Code, of Agent For Service)

                                EXPLANATORY NOTE

     Pursuant to a Registration Statement on Form S-8 (File No. 333-12090) (the "Registration Statement"), Parthus Technologies plc (the "Registrant") registered Ordinary Shares, nominal value (euro)0.000317 each, of the Registrant (the "Registrant Ordinary Shares"), under the Securities Act of 1933, as amended, for offer and issuance pursuant to the Registrant's 1998 Share Option Plan, 2000 Share Option Plan and 2000 Employee Share Purchase Plan (the "Plans"). On November 1, 2002, the Registrant combined its business with Ceva, Inc., to form ParthusCeva, Inc. and the Registrant became a wholly-owned subsidiary of ParthusCeva, Inc. Therefore, pursuant to the Registrant's undertaking contained in the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering all of the Registrant Ordinary Shares which remain unsold under the Plans.

                                   SIGNATURES

       Pursuant to Rule 478 promulgated under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Republic of Ireland, on November 26, 2002.

                                   PARTHUS TECHNOLOGIES PLC

                                   By:                   *
                                      --------------------------------------
                                           Brian Long
                                           Chief Executive Officer


       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                                  Title                                 Date
      ---------                                  -----                                 ----
         *                            Director and Chief Executive             November 26, 2002
-------------------------
Brian Long                            Officer (Principal executive
                                      officer)


 /s/ Elaine Coughlan                  Chief Financial Officer                  November 26, 2002
-------------------------
Elaine Coughlan                       (Principal financial and
                                      accounting officer)


         *                            Chairman of the Board of Directors       November 26, 2002
-------------------------
Michael Peirce


 /s/ Kevin Fielding                   Director and President                   November 26, 2002
------------------------
Kevin Fielding


         *                            Director and Executive Vice              November 26, 2002
-------------------------
Peter McManamon                       President


________________________              Director                                 November 26, 2002
William McCabe


________________________              Director                                 November 26, 2002
Sven-Christer Nilsson

SSL (U.S.) INC.

By:         *                                                                  November 26, 2002
   ----------------------
   William McLean                     Authorized representative in
   President                          the United States



*By: /s/ Kevin Fielding                                                        November 26, 2002
    ---------------------
    Kevin Fielding
    Attorney-in-fact